UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

IMAGE METRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-123092	20-1719023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

1918 Main Street, 2nd Floor Santa Monica, California	90405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6551

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

IMAGE METRICS, INC.

December 30, 2010

Item 8.01.  Other Events.

On December 30, 2010, pursuant to an Asset Purchase Agreement, dated December 30, 2010, Image Metrics Inc. agreed to purchase certain intellectual property, inventories and receivables of Big Stage Entertainment, Inc., a Delaware corporation (“Big Stage”), for 2,000,000 shares of Image Metrics common stock, the assumption of $575,343 of Big Stage bank debt and the payment of $60,000 of deal-related expenses on behalf of Big Stage.  The purchase price was determined as a result of arm's-length negotiations between the parties.  Image Metrics did not acquire all of the assets or business previously conducted by Big Stage, or any of its employees.

Big Stage develops technologies for the creation of three dimensional facial models for use in television, video games and consumer markets.  Big Stage did not have any material relationship or association with Image Metrics prior to the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2011	IMAGE METRICS, INC.

	By:	/s/ Ron Ryder
Ron Ryder
Chief Financial Officer and Secretary